UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 20, 2006

NETOPIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28450	94-3033136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 Shellmound Street, 4th Floor, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-7400

Same

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously disclosed in a Current Report on Form 8-K filed on November 15, 2005, on November 11, 2005, the Board of Directors of Netopia, Inc. elected J. Francois Crepin as a member of the Board of Directors, effective November 15, 2005. Mr. Crepin was not appointed to any committee of the Board of Directors at that time.

On January 20, 2006, the Board of Directors appointed Mr. Crepin as a member of the Compensation Committee and the Technology Planning Committee, effective immediately. The Compensation Committee currently consists of two directors, Harold S. Wills and Mr. Crepin. Mr. Crepin replaces David F. Marquardt on the Compensation Committee. The Technology Planning Committee was created by the Board of Directors on January 20, 2006, and currently consists of three directors, Reese M. Jones, committee chairman, Alan B. Lefkof, and Mr. Crepin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETOPIA, INC.

Date: January 25, 2006	By:	/s/ ALAN B. LEFKOF
Alan B. Lefkof President and Chief Executive Officer (Duly Authorized Officer)